SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	July 30, 2008

AMERICAN PATRIOT FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Tennessee	000-50771	20-0307691
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification Number)

3095 East Andrew Johnson Highway, Greeneville, Tennessee	37745
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(423) 636-1555

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 31, 2008, American Patriot Financial Group, Inc. (the “Company”) issued the press release that is furnished as Exhibit 99.1 to this Current Report on Form 8-K, which by this reference is incorporated herein as if copied verbatim, with respect to the Company’s second quarter earnings.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment ofCertain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2008, the board of directors of the Company and the Company’s subsidiary, American Patriot Bank (the “Bank”), have appointed Jerry A. Simmerly, 39, to serve as the Chief Executive Officer of the Company and the Bank, effective immediately.  Prior to his appointment as Chief Executive Officer, Mr. Simmerly served as the interim Chief Executive Officer of the Company and the Bank since January 29, 2008.  Mr. Simmerly currently serves as President, Chief Executive Officer, Chief Operating Officer, and a director of the Company and the Bank.

Information regarding Mr. Simmerly’s background and compensation were included in the Current Report on Form 8-K filed with the Securities and Exchange Commission by the Company on June 7, 2007, when Mr. Simmerly joined the Company, which by this reference is incorporated herein as if copied verbatim.

Item 7.01.	Regulation FD Disclosure.

The information set forth in Items 2.02 and 5.02 above is incorporated by reference as if fully set forth herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index immediately following signature page.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PATRIOT FINANCIAL GROUP, INC.

Dated: August 4, 2008	By:	/s/Jerry A. Simmerly
Name:	Jerry A. Simmerly
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                                                                                        Description

99.1	Press Release issued by American Patriot Financial Group, Inc. dated July 31, 2008 (furnished only)